Exhibit 99.1
REALNETWORKS REPORTS RECORD REVENUE AND
INCREASED QUARTERLY PROFIT
Achieves More than Two Million Paid Subscribers
Announces $75 Million Stock Buyback Authorization
SEATTLE, August 2, 2005 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the second quarter ended June 30, 2005.
Highlights
•	Record revenue of $82.7 million, up 26% from the second quarter of 2004
•	Net income of $4.7 million
•	Increased total paid subscribers to more than 2 million
For the second quarter of 2005, Real reported record quarterly revenue of $82.7 million, up 26 percent from $65.5 million in the second quarter of 2004. The company reported GAAP net income of $4.7 million, or $0.03 per share, compared to a net loss of ($4.6) million, or ($0.03) per share, in the second quarter of 2004. The results for the second quarter of 2005 include a gain of approximately $7.6 million associated with the divestiture of its investment in MusicNet which was offset by approximately $6.5 million of incremental marketing expenses associated with the launch of our new Rhapsody music products during the quarter. Excluding antitrust litigation expenses of approximately $4.7 million, or $0.03 per share, during the second quarter of 2005, net income for the second quarter was $9.4 million, or $0.05 per share.
EBITDA (Earnings before Interest, Taxes, Depreciation, and Amortization) was $6.4 million compared to a loss of ($1.5) million in last year’s second quarter. Absent antitrust litigation expenses, EBITDA was $11.0 million for the second quarter of 2005, up from $1.3 million in the comparable period during 2004.
“With increased profitability, record revenue and a base of more than 2 million paid subscribers, we continue to make solid progress,” said Rob Glaser, chairman and CEO of RealNetworks. “We’re especially pleased with our launch of Rhapsody 25, a compelling and legitimate free music alternative to illegal P2P sites, and our industry-leading base of 1.15 million premium music subscription customers.”
Real also today announced that its Board of Directors has authorized the repurchase of up to $75 million of the Company’s outstanding common stock. Any repurchases may be made in the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. The timing and amounts of repurchases will depend upon market conditions and other factors. To facilitate its repurchase plan, Real has entered into a Rule 10(b)5-1 plan designed to facilitate the repurchase of a portion of the authorized repurchase amount.
Financial Overview
Real continued to see revenue growth driven by its consumer segment, including Music and Games products and services. Second quarter revenue from the Consumer Products and Services segment grew 31 percent to $70.6 million, up from $53.7 million in the second quarter of 2004 and was highlighted by growth in Music, Games and Media Properties advertising-related products. In the second quarter, Music revenue grew 61 percent to $24.1 million, up from $15.0 million in the second quarter of 2004. Games revenue grew 63 percent to $13.6 million, up from $8.4 million in the second quarter of 2004. Media Properties revenue, which includes advertising, increased 22 percent to $8.2 million, up from $6.7 million during the same quarter last year and compared to $5.6 million in the first quarter of 2005.
Real’s Business Products and Services generated $12.1 million in revenue in the second quarter of 2005, compared to $11.7 million in the prior year’s second quarter.
Real’s gross margin improved to 70 percent in the second quarter of 2005 as compared to 67 percent in the second quarter of 2004 driven primarily by a changing revenue mix associated with high margin Media Properties revenue. Operating expenses, including antitrust litigation, were $62.9 million for the quarter compared to $48.0 million in the second quarter of 2004 due principally to higher marketing expenses associated with the launch of the new Rhapsody products and services. As of June 30, 2005, Real had approximately $363.2 million in cash, cash equivalents and short-term investments, which includes the proceeds from $100 million of convertible debt.
At the close of the second quarter of 2005, Real had over 2 million paid subscribers to its premium digital media services, up from over 1.4 million for the same quarter in 2004. Of the total paid subscribers, Real had more than 1.15 million music subscribers at the end of the second quarter of 2005, up from more than 550,000 for the same quarter in 2004. The music subscriber counts include Rhapsody, premium commercial-free radio services and Rhapsody radio registrations bundled with broadband internet service providers.
Forward Looking Guidance
For the third quarter of 2005, Real expects net revenue to be between $80 million and $82 million, which is slightly below the net revenue for the second quarter of 2005, based in part on the discontinuation of several low margin standalone video products and a $1.5 million revenue decrease related to a previously disclosed expiring legacy systems license agreement. The company expects revenue in the third quarter of 2005 related to its expanded advertising relationships to be comparable to the second quarter of 2005, complemented by growth in revenue from its Music and Games businesses.

Real expects earnings per share of $0.04 to $0.05 for the third quarter of 2005. This guidance includes an estimated $8 million, or $0.04 per share, associated with the gain on the sale of certain equity investments and ($3.9) million, or ($0.02) per share, of estimated expenses related to antitrust litigation. Excluding antitrust litigation expenses, Real expects earnings per share of $0.06 to $0.07 for the third quarter of 2005. Real reaffirms full-year revenue guidance between $323 million and $333 million, which represents a 21 percent to 25 percent growth rate over 2004 results. For the full-year, Real previously expected 2005 earnings of $0.02 to $0.04 per share which it is now raising to $0.06 to $0.08 per share based on the estimated third quarter investment gain of $0.04 per share. Excluding antitrust litigation expenses, Real previously expected earnings per share of $0.10 to $0.12 per share for the full year and is now raising its estimate to between $0.14 to $0.16 per share.
Real previously expected full year EBITDA, excluding antitrust litigation expenses, to be between $25 million and $28 million and is now raising its guidance to be between $33 million and $36 million based on the estimated $8 million equity investment gain. In addition, Real expects that its antitrust litigation expenses for the full year will be approximately $16 million, or ($0.09) per share.
Webcast Information
The company will host a webcast and conference call today at 5:00 pm (Eastern)/ 2:00 pm (Pacific). The live webcast, featuring slides and audio, will be available at http://www.realnetworks.com/company/investor/earnings.html. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “Second Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8 pm (Eastern), August 9th, and may be accessed by dialing 866-417-5772 (203-369-0740 for international callers).
For More Information Contact:
Press: Jeremy Pemble, RealNetworks, (206) 892-6614, jpemble@real.com
Financial: Roy Goodman, RealNetworks, (206) 892-6841, rgoodman@real.com
About RealNetworks
RealNetworks, Inc. is the leading creator of digital media services and software including Rhapsody®, RealPlayer 10, and casual PC and mobile games. With more than one million subscribers, the company is the market leader in premium music subscription services. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks’ corporate information is located at http://www.realnetworks.com/company

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenues, expenses, margins, profitability, net income, earnings per share and other measures of results of operation; (b) the growth of Real’s music and games businesses; (c) the prospects for future growth; (d) the potential repurchase of shares; (e) future advertising revenue; and (f) future gain on equity investments. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services; risks associated with the sustained adoption and use of RealNetworks’ services by customers, including the uncertainty of whether consumers will continue to pay for subscription content over the Internet, which is a relatively new and unproven business model; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; risks associated with consumer adoption of devices that support portable subscription content; the risk that the costs of our antitrust litigation will be greater than we anticipate; the emergence of new entrants and competition in the market for digital media subscription offerings and on-line music sales; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks associated with Real’s ability to repurchase its shares in the open market or dispose of certain equity investments currently held by Real; risks associated with acquisitions that we may undertake in the future; and RealNetworks’ independent decisions, from time to time, based on all factors it deems relevant, whether to repurchase shares under its stock buyback program. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.
RealNetworks, RealAudio, RealVideo, Helix, Rhapsody, RealArcade, GameHouse and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(in thousands, except per share data)
Net revenue	$82,686	$65,473	$159,258	$125,863

Cost of revenue	24,841	21,735	49,578	43,496
Loss on content agreement	—	—	—	4,938

Gross profit	57,845	43,738	109,680	77,429

Operating expenses:
Research and development	15,292	13,219	28,962	25,470
Sales and marketing	35,044	23,247	63,064	45,450
General and administrative	7,898	8,599	14,064	15,420
Antitrust litigation (A)	4,650	2,756	8,394	5,077
Stock-based compensation	48	213	84	479

Total operating expenses	62,932	48,034	114,568	91,896

Operating loss	(5,087)	(4,296)	(4,888)	(14,467)

Other income (expense), net:
Interest income, net	2,579	800	4,595	1,660
Equity in net loss of MusicNet	(2)	(1,019)	(1,068)	(2,134)
Gain on sale of MusicNet investment	7,590	—	7,590	—
Other, net	(209)	10	(400)	100

Other income (expense), net	9,958	(209)	10,717	(374)

Income (loss) before income taxes	4,871	(4,505)	5,829	(14,841)
Income tax provision	(162)	(113)	(306)	(215)

Net income (loss)	$4,709	$(4,618)	$5,523	$(15,056)

Basic net income (loss) per share	$0.03	$(0.03)	$0.03	$(0.09)

Diluted net income (loss) per share	$0.03	$(0.03)	$0.03	$(0.09)

Shares used to compute basic net income (loss) per share	171,393	168,846	171,171	167,930
Shares used to compute diluted net income (loss) per share	184,816	168,846	184,752	167,930

(A)	Consists of legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2005	2004
	(in thousands)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$363,230	$363,621
Trade accounts receivable, net of allowances for doubtful accounts and sales returns	15,818	14,501
Prepaid expenses and other current assets	5,156	8,196

Total current assets	384,204	386,318

Equipment and leasehold improvements, at cost:
Equipment and software	50,721	45,324
Leasehold improvements	26,141	25,015

Total equipment and leasehold improvements	76,862	70,339
Less accumulated depreciation and amortization	46,235	41,508

Net equipment and leasehold improvements	30,627	28,831

Restricted cash equivalents	18,813	20,151
Equity investments	41,577	36,588
Goodwill, net	130,581	119,217
Other intangible assets, net	10,041	8,383
Other	2,807	3,014

Total assets	$618,650	$602,502

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,962	$10,219
Accrued and other liabilities	56,771	50,033
Deferred revenue, excluding non-current portion	25,532	30,307
Accrued loss on excess office facilities and content agreement, excluding non-current portion	6,915	8,160

Total current liabilities	104,180	98,719

Deferred revenue, excluding current portion	237	548
Accrued loss on excess office facilities and content agreement, excluding current portion	16,363	19,017
Deferred rent	3,640	3,413
Convertible debt	100,000	100,000
Other long-term liabilities	200	—

Total shareholders’ equity	394,030	380,805

Total liabilities and shareholders’ equity	$618,650	$602,502

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2005		2004				2003
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
					(in thousands)
Net Revenue by Line of Business: *
Consumer products and services (A)	$70,593	64,206	61,541	56,034	53,743	47,025	41,679	36,377	33,172	32,886
Business products and services (B)	12,093	12,366	11,005	12,276	11,730	13,365	12,377	15,432	16,474	13,980
Total net revenue	$82,686	76,572	72,546	68,310	65,473	60,390	54,056	51,809	49,646	46,866

Consumer Products and Services:
Subscriptions (C)	$47,817	44,400	42,722	38,386	35,459	32,073	30,540	27,909	25,470	23,639
E-commerce and other (D)	22,776	19,806	18,819	17,648	18,284	14,952	11,139	8,468	7,702	9,247
Total consumer products and services revenue	$70,593	64,206	61,541	56,034	53,743	47,025	41,679	36,377	33,172	32,886

Consumer Products and Services: *
Music (E)	$24,135	22,243	20,252	18,040	14,954	11,940	7,937	4,655	1,670	831
Video, consumer software and other (F)	24,607	24,154	25,169	23,619	23,715	24,289	26,369	26,235	27,555	28,485
Games (G)	13,648	12,189	10,330	9,098	8,352	6,755	3,930	3,150	2,672	2,410
Media Properties (H)	8,203	5,620	5,790	5,277	6,722	4,041	3,443	2,337	1,275	1,160

Total consumer products and services revenue	$70,593	64,206	61,541	56,034	53,743	47,025	41,679	36,377	33,172	32,886

Net Revenue by Geography:
United States	$63,443	57,757	55,608	52,054	50,949	43,963	40,175	37,660	36,009	33,769
Rest of world	19,243	18,815	16,938	16,256	14,524	16,427	13,881	14,149	13,637	13,097

Total net revenue	$82,686	76,572	72,546	68,310	65,473	60,390	54,056	51,809	49,646	46,866

Gross Margin by Line of Business: **
Consumer products and services	68%	65%	64%	59%	63%	58%	55%	54%	61%	63%
Business products and services	83%	82%	82%	83%	83%	83%	83%	87%	88%	89%
Total gross margin	70%	68%	67%	64%	67%	56%	62%	64%	70%	71%

Subscribers (presented as greater than) ****
Total ***	2,000	1,850	1,550	1,550	1,400	1,300	1,300	1,150	1,000	1,000
Music	1,150	975	700	625	550	450	350	250	150	100

*	Reclassifications were made to the presentation of 2004 and 2003 data to conform to the presentation for 2005

**	For the quarter ended March 31, 2004, total gross margin includes loss on content agreement of $4.9 million

***	Total subscribers as of March 31, 2004 reflect the removal of approximately 142,000 subscribers resulting from the non-renewal of the MLB contract

****	Beginning the quarter ended March 31, 2005, total and music subscribers reflect the inclusion of subscribers that registered for the Comcast Rhapsody Radio Plus service

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(B)	Revenue is derived from media delivery system software, support and maintenance services, broadcast hosting services and consulting services

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions

(D)	Revenue is derived from RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(E)	Revenue is derived from RadioPass, Rhapsody subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products

(F)	Revenue is derived from RealOne SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services and sales of third party software products

(G)	Revenue is derived from the GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third party products

(H)	Revenue is derived from non-game and non-music related advertising and distribution of third party products

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of Generally Accepted Accounting Principles (“GAAP”) net income (loss) to income (loss) before interest, taxes, depreciation, amortization and stock compensation (“EBITDA”) and EBITDA excluding antitrust litigation and loss on content agreement is as follows:

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2005	2004	2004	2004	2004
	(in thousands)
Net income (loss) in accordance with GAAP	$4,709	814	(972)	(6,969)	(4,618)	(10,438)
Interest income, net	(2,579)	(2,016)	(1,602)	(1,190)	(800)	(860)
Taxes	162	144	165	142	113	102
Depreciation, amortization and stock compensation	4,092	3,666	3,791	4,089	3,810	3,648

EBITDA	6,384	2,608	1,382	(3,928)	(1,495)	(7,548)

Antitrust litigation	4,650	3,744	2,997	2,974	2,756	2,321
Loss on content agreement	—	—	—	—	—	4,938

EBITDA excluding antitrust litigation and loss on content agreement	$11,034	6,352	4,379	(954)	1,261	(289)

This reconciliation has been provided as a performance measure, as the Company uses EBITDA and EBITDA excluding antitrust litigation expense on an ongoing basis to track and assess its financial performance. The Company has calculated EBITDA excluding loss on content agreement because it believes that the loss on content agreement is an item that does not reflect the ongoing financial operations of the Company’s business.
     Forward Looking Guidance

A reconciliation of GAAP net income guidance for 2005 to EBITDA excluding antitrust litigation is as follows:

	Ranges for Year Ending
	December 31, 2005
	(in thousands)
	Low	High
Net income in accordance with GAAP	$12,000	15,000
Antitrust litigation	16,000	16,000
Interest, taxes, depreciation and amortization, net	5,000	5,000

EBITDA excluding antitrust litigation	$33,000	36,000